--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

                                JANUARY 20, 2000
               (DATE OF REPORT - DATE OF EARLIEST EVENT REPORTED)


                            APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                     000-25759                  16-1491253
(STATE OR OTHER JURISDICTION OF        (COMMISSION              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        FILE NUMBER)             IDENTIFICATION NO.)

            40 CUTTER MILL ROAD                                   11021
         SUITE 405, GREAT NECK, NY                             (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 466-8422

                                 NOT APPLICABLE

      (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE
                               LAST REPORT DATE)

--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     As previously reported, on December 3, 1999, AppliedTheory Corporation ("AppliedTheory") entered into an agreement and plan of merger (the "Merger Agreement") with CRL Network Services, Inc. ("CRL"), AppliedTheory Reef Acquisition Corp., ("Merger Sub") a Delaware corporation wholly owned by AppliedTheory, and certain stockholders of CRL. Pursuant to the Merger Agreement, AppliedTheory agreed to aquire, through Merger Sub, all of the capital stock of CRL for up to $10 million in cash and up to $32.5 million in AppliedTheory common stock. For additional information regarding this event, please see our Current Report on Form 8-K, filed December 20, 1999.

     On January 5, 2000, CRL and Merger Sub successfully completed the merger (the "Merger") contemplated by the Merger Agreement and the surviving corporation, Merger Sub, changed its name to AppliedTheory California Corporation. All of the capital stock of AppliedTheory California Corporation is owned by AppliedTheory.

     The total consideration to be delivered by AppliedTheory in connection with the closing of the merger was adjusted pursuant to the Merger Agreement. Accordingly, in connection with the closing of the merger AppliedTheory will deliver up to approximately $9,955,954 in cash and up to approximately 2,022,291 shares of common stock, par value $.01 per share, of AppliedTheory.

     CRL provides high speed Internet access and data networking solutions to businesses across the United States. CRL owns and operates a national, Tier 1 network backbone with services including connectivity, data networking, hosting, high-bandwidth intranet and Internet connectivity services, email services and domain name registration services.

     The purchase price for AppliedTheory's acquisition of CRL was determined through arm's-length negotiations between AppliedTheory, CRL and the other parties to the Merger Agreement. During these negotiations, the parties considered, among other things, the market for CRL's services, CRL's internet access and data networking solutions businesses, the present stage of development of CRL's business and operations, CRL's financial condition, CRL's future business prospects, and the estimated value of the synergies to be realized between AppliedTheory and CRL following the closing of the Merger.

     In connection with the closing of the Merger, CRL's former President and CEO, James G. Couch executed a non-disclosure and non-competition agreement in favor of AppliedTheory and the Merger Sub. In connection with that closing, AppliedTheory also entered into an escrow agreement (the "Escrow Agreement") with James G. Couch, the Merger Sub and an escrow agent whereby 265,625 shares of AppliedTheory Common Stock from the total merger consideration to which Mr. Couch could be entitled in respect of his shares of CRL common stock will be held in an escrow account (the "Escrow Account") for a period of one year following the closing of the Merger. Following the closing of the Merger, the shares of AppliedTheory common stock held in the Escrow Account will be available as a fund against which AppliedTheory may seek indemnification from Mr. Couch pursuant to the Merger Agreement. Also, upon the closing of the Merger AppliedTheory entered into an escrow agreement (the "Tax Escrow Agreement") with CRL, Merger Sub and an escrow agent whereby approximately $97,887 in cash and approximately 19,882 shares of AppliedTheory common stock (collectively, the "Tax Escrow Fund") will be held in escrow. The Tax Escrow Fund will be released after AppliedTheory or Merger Sub shall have received any tax refund (the "Tax Refund") to which either of them may be entitled as a result of CRL's prior payment of taxes for the fiscal year ending December 31, 1997. Upon release of the Tax Escrow Fund, the stockholders of CRL, on the one hand, and AppliedTheory or Merger Sub, on the other hand, will receive a share of the Tax Escrow Fund reflecting the size of the Tax Refund. In connection with the closing of the Merger, AppliedTheory also entered into a put option agreement (the "Put Option Agreement") with James G. Couch and other former CRL stockholders whereby those parties will be able to require that AppliedTheory re-purchase up to Five Million Dollars ($5,000,000) worth of AppliedTheory common stock on the first anniversary of the closing of the Merger (the "First Put"), and up to another Five Million Dollars ($5,000,000) worth of AppliedTheory common stock on the second anniversary of the closing of the Merger (the "Second Put") of the Merger. The First Put will terminate in the event that the average closing price for AppliedTheory common stock as reported on the Nasdaq National Market for any period of at least 30 consecutive days beginning 180 days after the closing of the Merger shall exceed $20.00. The Second Put will terminate in the event that the average closing price for AppliedTheory common stock as reported on the Nasdaq National Market for any period of at least 30 consecutive days beginning 180 days after the closing of the days beginning 180 days after the closing of the Merger shall exceed $24.00. Additional terms governing the termination of the First and Second Put are described in the Put option agreement. Finally, in connection with the Merger, AppliedTheory entered into a registration rights agreement (the "Registration Rights Agreement") with James
G. Couch and other former CRL stockholders whereby those parties will have (1) the right to "piggyback" the registration of any number of the shares of AppliedTheory common stock delivered pursuant to the Merger, for the period beginning on the closing of the Merger and ending on the first anniversary of the closing of the Merger and (2) the right to demand the filing of one registration statement for up to 50% of the AppliedTheory common stock delivered pursuant to the Merger, for the period beginning six months from the closing of the Merger and ending on the first anniversary of the closing of the Merger.

     The Escrow Agreement, Put Option Agreement, Registration Rights Agreement and Tax Escrow Agreement are included as Exhibits 2.2, 2.3, 2.4 and 2.5 to this Current Report on Form 8-K. Please review these documents for additional information regarding the terms of these agreements.

     AppliedTheory applied a portion of the funds raised through its initial public offering (SEC File No. 333-72133) for the cash portion of the purchase price paid to the stockholders of CRL.

     AppliedTheory intends to operate CRL as a wholly-owned subsidiary which will be known as AppliedTheory California Corporation. CRL will continue to operate its business in the same manner as before the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL
        INFORMATION AND EXHIBITS

(a.) Financial Statements of CRL.

     AppliedTheory will file the required financial statements under cover of Form 8-K/A no later than 60 days after this Report is filed.

(b.) Pro Forma Financial Information.

     AppliedTheory will file the required pro forma financial statements under cover of Form 8-K/A no later than 60 days after this Report is filed.

(c.) Exhibits.

     Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

2.1 Agreement and Plan of Merger, dated December 3, 1999, by and among AppliedTheory Corporation, AppliedTheory Reef Acquisition Corp., CRL Network Services, Inc., a Delaware Corporation, and James G. Couch.*

2.2 Escrow Agreement, dated January 5, 2000, by and among, AppliedTheory Corporation, AppliedTheory Reef Acquisition Corp., United States Trust Company of New York, and James G. Couch.

2.3 Put Option Agreement dated January 5, 2000, by and between, AppliedTheory Corporation, James G. Couch and other holders of capital stock of CRL Network Services, Inc.

2.4 Registration Rights Agreement dated January 5, 2000, by and between AppliedTheory Corporation, James G. Couch and any other holders of registerable stock of CRL Network Services, Inc. who may join the agreement.

2.5 Tax Escrow Agreement dated January 5, 2000, by and among AppliedTheory Corporation, AppliedTheory Reef Acquisition Corp., CRL Network Services, Inc. and United States Trust Company of New York.

99.1 Press release issued by AppliedTheory Corporation on December 6, 1999.*

99.2 Press release issued by AppliedTheory Corporation on January 6, 2000.

* Incorporated by reference from the Current Report on Form 8-K, filed by AppliedTheory Corporation on December 20, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AppliedTheory Corporation

Date:  January 20, 2000               by:   /s/ Richard Mandelbaum
                                         -------------------------
                                         Richard Mandelbaum
                                         Chairman of the Board,
                                         Chief Executive Officer, and
                                         Director (Principal Executive Officer)

                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------
2.1            Agreement and Plan of Merger, dated December 3, 1999, by and among AppliedTheory Corporation, AppliedTheory Reef Acquisition
               Corp., CRL Network Services, Inc., a Delaware Corporation, and
               James G. Couch.*

2.2            Escrow Agreement, dated January 5, 2000, by and among, Applied
               Theory Corporation, AppliedTheory Reef Acquisition Corp., United
               States Trust Company of New York, and James G. Couch.

2.3            Put Option Agreement dated January 5, 2000, by and between,
               AppliedTheory Corporation, James G. Couch and other holders of capital stock of CRL Network Services, Inc.

2.4 Registration Rights Agreement dated January 5, 2000, by and between AppliedTheory Corporation, James G. Couch and any other holders of registerable stock of CRL Network Services, Inc. who may join the agreement.

2.5            Tax Escrow Agreement dated January 5, 2000, by and among Applied
               Theory Corporation, AppliedTheory Reef Acquisition Corp., CRL
               Network Services, Inc. and United States Trust Company of New
               York.

99.1           Press release issued by AppliedTheory Corporation on December 6,
               1999.*

99.2           Press release issued by AppliedTheory Corporation on January 6,
               2000.

* Incorporated by reference from the Current Report on Form 8-K, filed by AppliedTheory Corporation on December 20, 1999.



389146.7